EXHIBIT 10.1

STATE OF NORTH CAROLINA

SIXTH AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS SIXTH AMENDMENT TO LEASE (the “Amendment”) is dated as of the 3rd day of August, 2005 by and between ROYAL CENTER IC, LLC, a Delaware limited liability company (“Landlord”) [successor-in-interest to Imperial Center Limited Partnership and Imperial Center, a joint venture (collectively, “Imperial”)] and ICAGEN, INC. (“Tenant”).

STATEMENT OF PURPOSE

A. Imperial and Tenant entered into a Lease (as amended, the “Lease”) dated as of December 17, 1992, for the occupancy of 7,009 rentable square feet of space (the “Initial Premises”) in the building known as Royal Center I (the “Building”) at 4222 Emperor Boulevard, Durham County, North Carolina for an initial term of five (5) years (the “Initial Premises Term”) and subject to the covenants and conditions particularly set forth in said Lease.

B. Imperial and Tenant entered into a First Amendment of Lease dated August 26, 1996 for additional space in the Building containing 2,372 rentable square feet (the “Additional Space”) for an initial term of four (4) years (the “Additional Space Term”).

C. Imperial and Tenant entered into a Second Amendment to Lease dated September 29, 1998 wherein the first renewal option for the Initial Premises was exercised thereby extending the Initial Premises Term to July 31, 2001.

D. Imperial and Tenant entered into a Third Amendment to Lease dated July 6, 2000 wherein the Additional Space Extension Term was exercised thereby extending the Additional Space Extension Term to August 14, 2003 and Landlord and Tenant have previously agreed, by side letter agreement, to extend the Additional Space Extension Term to August 31, 2003.

E. Landlord and Tenant entered into a Fourth Amendment to Lease dated July 16, 2001 wherein the term of the Lease with respect to the Initial Premises was extended for a period of five (5) years and is currently scheduled to expire on July 31, 2006.

F. Landlord and Tenant entered into a Fifth Amendment to Lease dated April 7, 2003 wherein the term of the Lease with respect to the Additional Space was extended for a period of two (2) years and is currently scheduled to expire on August 31, 2005.

H. Landlord and Tenant desire to amend the terms of the Lease to further extend the term of the Lease with respect to the Initial Premises, and to change certain other provisions of the Lease.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease on the terms set forth below. The capitalized terms used but not defined herein shall have the meanings set forth within the Lease.

AGREEMENT

1. Initial Premises Term. Effective as of the date hereof, the Initial Premises Term shall be further extended for a period of four (4) years (the “Third Initial Premises Extension Term”) commencing August 1, 2006 (the “Third Initial Premises Commencement Date”) and expiring at midnight on July 31, 2010.

2. Minimum Rent. Commencing on the Third Initial Premises Commencement Date and continuing through July 31, 2010, Tenant shall pay Minimum Rent for the Initial Premises as follows:

Period	Minimum Rental per rentable square foot:	Monthly Minimum Rental	Annual Minimum Rent
8/01/06 to 7/31/07	$7.58	$4,427.35	$53,128.22
8/01/07 to 07/31/08	$7.81	$4,561.69	$54,740.29
8/01/08 to 07/31/09	$8.04	$4,696.03	$56,352.36
8/01/09 to 07/31/10	$8.28	$4,836.21	$58,034.52

Each installment of Minimum Rent shall be due and payable in advance on or before the first day of each month in accordance with the terms and conditions of the Lease. In addition to Minimum Rent, Tenant shall continue to pay all additional rent accruing under the Lease, including Tenant’s pro rata share of Tenant Expenses, in accordance with the terms of the Lease throughout the Third Initial Premises Extension Term.

3. Condition of Initial Premises. Tenant acknowledges that it presently occupies the Initial Premises and that it shall continue to occupy the Initial Premises during the Third Initial Premises Extension Term in its “as is, where is “ condition without any further improvements thereto by Landlord.

4. Rent Abatement. Notwithstanding anything contained herein to the contrary and in consideration for the foregoing extension, Tenant shall have no obligation to pay Minimum Rent or Tenant Expenses with respect to the Initial Premises only for January and February of 2006 as the Minimum Rent and Tenant Expenses shall be abated with respect to the Initial Premises only for this time period.

5. Applicability of Lease Terms. Except as otherwise modified herein, the terms of the Lease shall continue to apply to the Initial Premises during the Third Initial Premises Extension Term, and Tenant shall continue to occupy the Initial Premises in accordance with the terms and conditions of the Lease, which are hereby ratified, confirmed and continued in full force and effect. Nothing contained in this Amendment shall be deemed to impact Tenant’s lease of the Initial Premises and Tenant shall continue to occupy the Initial Premises in accordance with the terms and conditions of the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Lease to be duly executed as of the day and year first above written.

LANDLORD:

ROYAL CENTER IC, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized agent

By:	/s/ Richard J. Jacavino
Name:	Richard J. Jacavino
Title:	Senior Asset Manager

“TENANT”

ICAGEN, INC. a North Carolina corporation

By:	/s/ P. Kay Wagoner
President

ATTEST:

/s/ Robert J. Jakobs
Assistant Secretary

[CORPORATE SEAL]